The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

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                                                       FREE WRITING PROSPECTUS
------------------------------------------------------------------------------------------------------------------------------------

                                                     MortgageIT Securities Corp.

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                                                          $[1,232,421,000]
                                                            (Approximate)
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                                                       MortgageIT Trust 2007-1

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                                                     MortgageIT Securities Corp.
                                                             (Depositor)
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                                   MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
                                                          (Issuing Entity)
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                                                        Deutsche Bank [LOGO]

                                                           May [29], 2007

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Free Writing Prospectus
                                                                                                          Filed Pursuant to Rule 433
                                                                                              Registration Statement No.: 333-131288

The analysis in this report is based on information provided by MortgageIT  Securities Corp. (the "Depositor").  Investors are urged to read the base prospectus and the prospectus  supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information.  Such documents may be obtained without charge at the Securities and
Exchange Commission's website at www.sec.gov.  Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting  Deutsche  Bank  Securities  Inc.  ("DBSI") toll free at  1-800-503-4611.  This free writing  prospectus is not required  to contain  all  information  that is  required  to be  included  in the base  prospectus  and the  prospectus  supplement
(collectively,  the  "Prospectus").  The information in this free writing  prospectus is preliminary  and is subject to change.  The information in this free writing prospectus,  if conveyed prior to the time of your commitment to purchase,  supersedes  information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel,  accountant, and other advisors as to the legal, tax, business,  financial and related aspects of a purchase of these securities.

The attached  information  contains certain tables and other statistical  analyses (the  "Computational  Materials") which have been prepared  by DBSI in reliance  upon  information  furnished  by the  Depositor.  Numerous  assumptions  were used in  preparing  the
Computational  Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions  upon which they are based reflect present market  conditions or future market  performance.  These
Computational  Materials  should not be construed as either  projections or predictions  or as legal,  tax,  financial or accounting advice.  Any weighted  average  lives,  yields and  principal  payment  periods  shown in the  Computational  Materials are based on prepayment  assumptions,  and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal  payment  periods.  In addition,  it is possible that  prepayments on the underlying  assets will occur at rates slower or faster than the rates shown in the attached  Computational  Materials.  Furthermore,  unless otherwise  provided,  the Computational
Materials assume no losses on the underlying assets and no interest shortfalls.  The specific  characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any  representation  or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities  referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual  commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The asset-backed  securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the  characteristics  described in this free writing  prospectus.  If that  condition is not  satisfied,  we will notify you, and neither the issuing  entity nor DBSI will have any  obligation to you to deliver all or any portion of the securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee,  representative,  or other agent of such person or entity)
may disclose to any and all persons,  without  limitation,  the tax treatment and tax  structure of the  transaction  (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity.  However,  such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS  INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI
IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                           FREE WRITING PROSPECTUS DATED: May [29], 2007
                                                    MortgageIT Securities Corp.
                                                 Mortgage Loan Trust, Series 2007-1
                                                   $[1,232,421,000] (Approximate)
                                         Subject to an aggregate permitted variance of +/-5%

                                           All Terms and Conditions are subject to change

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                                                                                     WAL (yrs)
                                                                    Assumed Legal       to
  Class        Approximate                                              Final        Pricing                             Expected
               Size(1) ($)             Collateral Type               Maturity(2)       Speed     Pass-Through Rate        Ratings
------------------------------------------------------------------------------------------------------------------------------------
  1-A-1      $[440,151,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.46]      LIBOR + [ ]%(3)        [AAA/Aaa]
 2-A-1-1      [225,930,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.40]      LIBOR + [ ]%(3)        [AAA/Aaa]
 2-A-1-2      [100,000,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.40]      LIBOR + [ ]%(4)        [AAA/Aaa]
 2-A-1-3       [82,000,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [2.54]      LIBOR + [ ]%(3)        [AAA/Aaa]
 2-A-1-4       [18,000,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [7.35]      LIBOR + [ ]%(3)        [AAA/Aaa]
 2-A-1-5       [47,326,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.40]      LIBOR + [ ]%(3)        [AAA/Aaa]
 2-A-1-6      [183,508,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.40]      LIBOR + [ ]%(5)        [AAA/Aaa]
 2-A-1-7       [45,876,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.40]      LIBOR + [ ]%(3)        [AAA/Aaa]
    M-1        [19,918,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.60]     LIBOR + [ ]%((6))       [AA+/Aa1]
    M-2        [17,428,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.60]     LIBOR + [ ]%((6))       [AA/Aa2]
    M-3        [10,581,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.60]     LIBOR + [ ]%((6))       [AA-/Aa3]
    M-4         [9,337,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.60]     LIBOR + [ ]%((6))        [A+/A1]
    M-5         [7,469,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.60]     LIBOR + [ ]%((6))        [A/A2]
    M-6         [6,224,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.60]     LIBOR + [ ]%((6))        [A-/A3]
    M-7         [6,225,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.52]     LIBOR + [ ]%((6))      [BBB+/Baa1]
    M-8         [6,224,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.32]     LIBOR + [ ]%((6))      [BBB/Baa2]
    M-9         [6,224,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [4.98]     LIBOR + [ ]%((6))      [BBB-/Baa3]
------------------------------------------------------------------------------------------------------------------------------------
   Total
  Offered   $[1,232,241,000]
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(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.

(2) The assumed legal final maturity is subject to collateral and rating agency analysis.

(3) The  Pass-Through  Rates for the Class 1-A-1,  Class 2-A-1-1,  Class 2-A-1-3,  Class 2-A-1-4,  Class 2-A-1-5,  and Class 2-A-1-7
Certificates  will be variable rates equal to the lesser of (i) One-Month LIBOR plus their  respective  margins and (ii) the Net WAC
Pass-Through Rate. The Class 1-A-1, Class 2-A-1-1,  Class 2-A-1-3,  Class 2-A-1-4, Class 2-A-1-5 and Class 2-A-1-7 Certificates will have the benefit of the Certificate  Swap Agreements and the Interest Rate Floor Agreement each, as further  described below. If the
Optional Call is not exercised on the first possible date, the margins will increase to two times the original margins.

(4) The pass-through  rate on the Class 2-A-1-2  Certificates  will be a floating rate equal to (i) One-month LIBOR plus a specified margin so long as a Class 2-A-1-2 Swap Default has not occurred and is not  continuing  and (ii) if a Class 2-A-1-2 Swap Default has occurred and is continuing,  the lesser of (x) One-month LIBOR plus a specified margin and (ii) the Net WAC  Pass-Through  Rate. The
Class 2-A-1-2  Certificates  will have the benefit of the Class 2-A-1-2 Swap  Agreement,  the  Certificate  Swap  Agreements and the
Interest Rate Floor  Agreement,  each as further  described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class 2-A-1-2 Certificates will increase to [2.0] times the original margin.

(5) ) The pass-through rate on the Class 2-A-1-6  Certificates will be a floating rate equal to (i) One-month LIBOR plus a specified margin so long as a Class 2-A-1-6 Swap Default has not occurred and is not  continuing  and (ii) if a Class 2-A-1-6 Swap Default has occurred and is continuing,  the lesser of (x) One-month LIBOR plus a specified margin and (ii) the Net WAC  Pass-Through  Rate. The
Class 2-A-1-6  Certificates  will have the benefit of the Class 2-A-1-6 Swap Agreement,  the Certificate  Swap  Agreements,  and the
Interest Rate Floor  Agreement,  each as further  described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class 2-A-1-6 Certificates will increase to [2.0] times the original margin.

(6) The Pass-Through  Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
M-9 Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus the respective  margins and (ii) the Net WAC
Pass-Through  Rate.  These  Certificates  will have the benefit of the  Certificate  Swap  Agreements  and the  Interest  Rate Floor
Agreement,  each as further  described  below.  If the Optional Call is not exercised on the first  possible  date, the margins will increase to 1.5 times the original margins.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificates:                       The Class 1-A-1 Certificates (the "Class 1-A Certificates"),  the Class 2-A-1-1,  Class 2-A-1-2,
                                    Class 2-A-1-3,  Class 2-A-1-4, Class 2-A-1-5, Class 2-A-1-6, and Class 2-A-1-7 Certificates (the
                                    "Class  2-A  Certificates"  and  together  with  the  Class  1-A  Certificates,   the  "Class  A
                                    Certificates" or the "Senior  Certificates") and the Class M-1, Class M-2, Class M-3, Class M-4,
                                    Class  M-5,  Class  M-6,  Class  M-7,  Class  M-8 and  Class  M-9  Certificates  (the  "Class  M
                                    Certificates" or the "Subordinate Certificates").  Additionally,  the trust will issue the Class
                                    CE, the Class P and the Class R Certificates.

Offered Certificates:               The Senior Certificates and Subordinate Certificates.

Pricing Speed:                      100% PPC (100% PPC with regard to the fixed rate mortgage loans equals 2% CPR growing to 20% CPR over 10 months.  20% CPR thereafter;  100% PPC with regard to the adjustable rate mortgage loans equals 2% CPR in month 1, an additional 2.090909091% CPR for each month thereafter,  building to
                                    25% CPR in  month 12 and  remaining  constant  at 25% CPR  until  month  60,  increasing  to and remaining constant at 55% CPR from month 61 until month 66 and decreasing and remaining constant at 35% CPR from month 67 and thereafter)

Depositor:                          MortgageIT Securities Corp.

Master Servicer and
Securities Administrator:           Wells Fargo Bank, N.A.

Servicer:                           Wells Fargo Bank,  N.A.  ("Wells  Fargo").  See Exhibit A to this Free Writing  Prospectus for a description of Wells Fargo as a servicer.

Originator:                         MortgageIT, Inc ("MortgageIT").  See Exhibit B to this Free Writing Prospectus for a description of MortgageIT as an originator.

Trustee:                            HSBC Bank USA, National Association

Certificate Swap I Provider:        Deutsche Bank AG, New York Branch.

Certificate Swap II Provider:       Deutsche Bank AG, New York Branch.

Certificate Swap III Provider:      Deutsche Bank AG, New York Branch.

Class 2-A-1-2 Swap Provider:        Deutsche Bank AG, New York Branch.

Class 2-A-1-6 Swap Provider:        Deutsche Bank AG, New York Branch.

Interest Rate Floor Provider:       TBD.

Credit Risk Manager:                Clayton Fixed Income Services Inc.

Cut-off Date:                       May 1, 2007.

Pricing Date:                       Week of May [14], 2007.

Closing Date:                       May 31, 2007.

Legal Structure:                    One or more REMICs and grantor trusts.

Optional Call:                      10% Cleanup Call, exercisable by the Master Servicer.

Distribution Dates:                 25th of each month, or next business day, commencing in June 2007.

Interest Accrual Period:            The interest accrual period with respect to the Offered  Certificates  and a given  Distribution
                                    Date will be the period  beginning  with the previous  Distribution  Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date
                                    (calculated on an actual/360 day basis).

Settlement:                         The price to be paid for the Offered Certificates will not include accrued interest.

------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

ERISA:                              The Offered  Certificates are expected to be eligible for purchase by or with assets of employee benefit  plans  subject  to Title I of ERISA or  section  4975 of the Code,  subject  to certain conditions.  Prior to the  termination  of the  Supplemental  Interest  Trust  which  holds  the
                                    Certificate  Swap Agreements,  the offered  certificates may not be acquired or held by a person investing  assets of any such plan investor,  unless such acquisition or holding is eligible for the exemptive  relief under an  administrative  or statutory  exemption.  Prospective  investors should consult legal counsel as to whether the purchase and holding of the Offered  Certificates could give rise to a  transaction  prohibited  or not  otherwise  permissible  under ERISA,  the
                                    Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:                              After the Prefunding Period (as defined below), the Senior Certificates and the Class M-1, Class
                                    M-2,  Class M-3,  Class M-4,  Class M-5 and Class M-6  Certificates  will  constitute  "mortgage related  securities" for purposes of SMMEA for so long as such  certificates are rated in one of the two  highest  rating  categories  by  Moody's or  Standard  & Poor's or  another  nationally
                                    recognized   statistical  rating  organization.   Investors  should  consult  legal  counsel  in
                                    determining the extent to which the Offered Certificates constitute legal investments for them.

Credit Enhancement:                 Credit  Enhancement  for  the  Offered   Certificates  will  be  provided  by  excess  interest,
                                    overcollateralization, and subordination (see "Allocation of Losses" below).

Prefunding                          On the Closing  Date,  it is estimated  that up to  $[138,638,050]  will be  deposited  into two
Account:                            segregated  accounts  referred to as the Group I Prefunding  Account and the Group II Prefunding
                                    Account (together,  the "Prefunding Accounts").  The amount deposited in the Prefunding Accounts will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month following the Closing Date (the "Prefunding  Period").  If any amounts are left in any
                                    Prefunding  Account  following the  Prefunding  Period,  such amounts will be distributed on the following  distribution  date as a  principal  payment  to the  holders  of the  related  Senior
                                    Certificates as described in under "Cashflow Description" below. The Prefunding Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Capitalized Interest                On the Closing Date if required pursuant to the pooling and servicing  agreement,  the depositor
Account:                            will deposit cash into a segregated account referred to as the capitalized interest account (the
                                    "Capitalized Interest Account").  The amount on deposit in the Capitalized Interest Account will be specifically  allocated to cover shortfalls in interest on each class of Offered Certificates that may  arise  during  the  Prefunding  Period as a result of the  prefunding  feature  of the transaction.  Any amounts remaining in the Capitalized  Interest Account  (including  investment earnings)  after the Prefunding  Period will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest
                                    Account will be invested in permitted investments.  The Capitalized Interest Account will not be
                                    included  as  an  asset  of  any  REMIC  pursuant  to  the  pooling  and  servicing   agreement.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Collateral:                         All of the Mortgage Loans are secured by first liens.

                                    The Mortgage Loans will consist of fixed  [31.95]% and  adjustable  rate One-Year LIBOR [8.24]%,
                                    Six-Month  LIBOR  [58.56]% and One-Year CMT [1.25]%  indexed  mortgage  loans (in each case,  by aggregate  principal  balance of the  Mortgage  Loans as of the  Cut-off  Date) with an expected aggregate  principal  balance  plus  the  amount  on  deposit  in  the  Prefunding  Accounts  of approximately  $[1,244,870,145.28]  as of the Cut-off Date. The Mortgage Loans will be separated into two  groups.  The Group I  Mortgage  Loans  will  represent  conforming  principal  balance fixed-rate  and  adjustable-rate  Mortgage  Loans  plus the  amount  on  deposit  in the Group I
                                    Prefunding Account totaling approximately $[479,467,592.72] and the Group II Mortgage Loans will represent  conforming and non-conforming  principal balance fixed and  adjustable-rate  Mortgage
                                    Loans  plus the  amount on deposit in the Group II  Prefunding  Account  totaling  approximately
                                    $[765,402,552.56].  All of the  adjustable  rate  Mortgage  Loans have initial rate  adjustments occurring six months after the date of origination  ("ARMs") or three,  five, seven or ten years after the date of origination ("Hybrid ARMs").  Approximately [75.56]% of the Mortgage Loans (by
                                    aggregate  principal balance of the Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a three,  five, seven or ten year fixed term set forth in the related mortgage note.  After such  interest only period,  each such  Mortgage Loan will fully  amortize over its remaining  term.  The  remaining  approximately  [24.44]% of the  Mortgage  Loans,  by aggregate principal balance as of the Cut-off Date, fully amortize over their original terms (generally 30 to 40 years).

                                    NOTE:  The  information  related to the Mortgage Loans  described  herein  reflects  preliminary information.  It is expected that on or prior to the Closing Date,  certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional  mortgage loans may be added to the pool of Mortgage Loans. The  characteristics  of the pool of mortgage loans may vary from those  reflected  herein and the  aggregate  principal  balance of the Mortgage  Loans as of the
                                    Closing Date may be greater than or less than the  aggregate  principal  balance of the Mortgage
                                    Loans presented herein by up to 5%.  Consequently,  the initial principal balance of the Offered
                                    Certificates may vary up to 5% from the amounts shown herein.

Advances:                           The Servicer will collect  monthly  payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent  monthly principal and interest  payments.  The
                                    Servicer is required to advance  delinquent  payments of principal  and interest on the Mortgage
                                    Loans only to the extent such amounts are deemed  recoverable  by the Servicer.  If the Servicer fails to make any such advance,  the Trustee,  or a successor  servicer appointed by the Trustee will be required to do so subject to its determination of  recoverability.  The Servicer and the
                                    Trustee (or any successor  servicer  appointed by the Trustee) are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:              The Servicer will be required each month to cover  interest  shortfalls as a result of voluntary prepayments on Mortgage Loans generally up to the monthly Servicing Fee payable to the Servicer.
                                    If the Servicer fails to make any required  Compensating  Interest payment,  the Master Servicer will be  required  to do so for such  Distribution  Date up to the  compensation  payable to the
                                    Master Servicer.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Administration Fee                  The  Administration  Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i)
Rate:                               the servicing fee rate, (ii) the master  servicing fee rate, if any, (iii) the rate at which the fee  payable to the Credit  Risk  Manager is  calculated  and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage  insurance policy is calculated,  if applicable.

Administration Fee:                 The  Administration  Fee with respect to each Mortgage Loan and any  Distribution  Date, will be equal to the product of  one-twelfth of (x) the  Administration  Fee Rate for such Mortgage Loan multiplied  by (y) the  principal  balance  of that  Mortgage  Loan  as of the  last  day of the immediately  preceding  due  period  (or  as of the  Cut-off  Date  with  respect  to the  first
                                    Distribution  Date),  after giving effect to principal  prepayments  received during the related prepayment period.

Net Mortgage Rate                   The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Net WAC Pass-                       Class 1-A and Class 2-A  Certificates:  The per annum rate (subject to  adjustment  based on the
Through Rate:                       actual number of days elapsed in the related  Interest  Accrual  Period) equal to the product of
                                    (i) 12 and (ii) a fraction,  expressed as a percentage, the numerator of which is the difference of (a) the amount of interest  which accrued on the Mortgage  Loans in the related loan group in the prior calendar month plus the amount  withdrawn from the Capitalized  Interest  Account,  if any,  attributable  to the  Prefunding  Account for the Mortgage Loans in the related loan group minus the fees payable to the  Servicer,  Master  Servicer,  if any, and the Credit Risk Manager
                                    with respect to the related  Mortgage  Loans for such  Distribution  Date,  over (b) the Group I
                                    Allocation Percentage or Group II Allocation Percentage,  as applicable, of any Net Swap Payment and Swap Termination  Payment made to the Swap Providers for such  Distribution  Date (which was not  caused by a Swap  Provider  Trigger  Event,  as defined  in the Swap  Agreements),  and the denominator  of which is the aggregate  principal  balance of the Mortgage  Loans in the related loan group as of the last day of the immediately preceding due period (or as of the Cut-off Date with  respect to the first  Distribution  Date),  after giving  effect to principal  prepayments received  during the  related  Prepayment  Period  plus the  amount on  deposit  in the  related
                                    Prefunding Account for the related loan group.

                                    Class M Certificates:  The per annum rate equal to the weighted average  (weighted in proportion to the results of subtracting  from the aggregate  principal  balance of each loan group and the amount on  deposit in the  Prefunding  Account  for the  related  loan  group,  the  certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for
                                    the  Class  1-A  Certificates  and  (ii)  the Net  WAC  Pass-Through  Rate  for  the  Class  2-A
                                    Certificates.

                                    Group I Allocation  Percentage:  The aggregate  principal  balance of the Group I Mortgage Loans divided by the sum of the  aggregate  principal  balance  of the Group I Mortgage  Loans and the
                                    Group II Mortgage Loans.

                                    Group II Allocation  Percentage:  The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the  aggregate  principal  balance  of the Group I Mortgage  Loans and the
                                    Group II Mortgage Loans.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificate Swap                    On the Closing Date, the Trustee on behalf of a trust (the  "Supplemental  Interest Trust") will
Agreements:                         enter into three Swap Agreements as described below:

                                    Certificate  Swap  Agreement I: The Trustee on behalf of the  Supplemental  Interest  Trust will enter into a Swap Agreement with the Certificate Swap I Provider with an initial notional amount of  $[1,260,897,099.76].  On any Distribution Date beginning with the Distribution Date in [July
                                    2007], the Securities  Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the  Certificate  Swap I Provider an amount equal to the product of (i) [5.21]%
                                    per annum and (ii) the notional  amount as set forth in the  Certificate  Swap Agreement I based upon a 30/360 day count  convention  and the  Supplemental  Interest  Trust will be  entitled to receive an amount  equal to the  product of (i)  one-month  LIBOR  (determined  pursuant  to the
                                    Certificate  Swap Agreement I) and (ii) the notional amount as set forth in the Certificate Swap
                                    Agreement I from the  Certificate  Swap I Provider based on an actual/360  day count,  until the
                                    Certificate  Swap Agreement I is terminated.  Only the net amount of the two obligations will be paid  by the  appropriate  party  (the  "Net  Swap I  Payment").  See the  attached  Preliminary
                                    Certificate  Swap I Schedule for the  preliminary  notional  amount for each  Distribution  Date during the term of the Certificate Swap Agreement I.

                                    Certificate  Swap  Agreement II: The Trustee on behalf of the  Supplemental  Interest Trust will enter into a Swap  Agreement  with the  Certificate  Swap II Provider  with an initial  notional amount of  $[92,415,033.14].  On any Distribution  Date beginning with the Distribution  Date in
                                    [July 2012], the Securities  Administrator  acting on behalf of the Supplemental  Interest Trust will be obligated to pay the Certificate  Swap II Provider an amount equal to the product of (i)
                                    [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate
                                    Swap  Agreement  II based upon a 30/360 day count  convention  and (b) the  aggregate  principal balance of the group I fixed rate Mortgage Loans on such  Distribution Date and the Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR
                                    (determined  pursuant  to the  Certificate  Swap  Agreement  II) and (ii) the  lesser of (a) the notional amount as set forth in the Certificate  Swap Agreement II from the Certificate  Swap II
                                    Provider based on an actual/360 day count and (b) the aggregate principal balance of the group I fixed rate Mortgage Loans on such Distribution  Date, until the Certificate Swap Agreement II is terminated.  Only the net amount of the two obligations  will be paid by the  appropriate  party
                                    (the "Net Swap II Payment").  See the attached Preliminary  Certificate Swap II Schedule for the preliminary  notional amount for each  Distribution Date during the term of the Certificate Swap
                                    Agreement II.

                                    Certificate  Swap Agreement III: The Trustee on behalf of the  Supplemental  Interest Trust will enter into a Swap  Agreement  with the  Certificate  Swap III Provider with an initial  notional amount of  $[128,388,937.04].  On any Distribution  Date beginning with the Distribution Date in
                                    [July 2012], the Securities  Administrator  acting on behalf of the Supplemental  Interest Trust will be obligated to pay the Certificate Swap III Provider an amount equal to the product of (i)
                                    [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate
                                    Swap  Agreement III based upon a 30/360 day count  convention  and (b) the  aggregate  principal balance of the group II fixed rate Mortgage Loans on such Distribution Date and the Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR
                                    (determined  pursuant  to the  Certificate  Swap  Agreement  III) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement III from the Certificate Swap III
                                    Provider based on an actual/360 day count and (b) the aggregate  principal  balance of the group
                                    II fixed rate Mortgage Loans on such Distribution Date, until the Certificate Swap Agreement III is terminated.  Only the net amount of the two obligations will be paid by the appropriate party
                                    (the "Net Swap III Payment"). See the attached Preliminary Certificate Swap III Schedule for the preliminary  notional amount for each  Distribution Date during the term of the Certificate Swap
                                    Agreement III.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificate Swap                    Any Net Swap Payments  received under the  Certificate  Swap  Agreements will be deposited in an
Agreements                          account (the "Certificate Swap Account") in the Supplemental Interest Trust, and will be paid as
(Continued):                        follows:

                                    1.    To pay any Net Swap  Payments  or any Swap  Termination  Payments  (not  caused  by a Swap
                                          Provider  Trigger  Event (as  defined in the  Certificate  Swap  Agreements))  owed to the
                                          Certificate Swap Provider.

                                    2.    To pay any unpaid  interest  on the  Senior  Certificates  including  any  accrued  unpaid interest from a prior  Distribution  Date, on a pro rata basis, and then to pay any unpaid interest  including  any accrued  unpaid  interest  from prior  Distribution  Dates to the
                                          Subordinate Certificates, sequentially.

                                    3.    To pay  the  allocated  Realized  Losses  to the  Senior  Certificates,  concurrently,  as follows*:

                                          (a)   to the Class 1-A-1  Certificates  in an amount up to the unpaid Realized Loss Amount for the Class 1-A-1 Certificates, until reduced to zero; and

                                          (b)   concurrently,  to the Class 2-A-1-1,  Class 2-A-1-2,  Class 2-A-1-3,  Class 2-A-1-4,
                                                Class 2-A-1-5,  Class 2-A-1-6 and Class 2-A-1-7  Certificates,  on a pro rata basis, based on the  entitlement of each such class, in an amount up to the unpaid Realized
                                                Loss Amounts for the Class  2-A-1-1,  Class 2-A-1-2,  Class 2-A-1-3,  Class 2-A-1-4,
                                                Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, until reduced to zero.

                                    4.    To pay the allocated  Realized  Losses to the  Subordinate  Certificates,  on a sequential basis.*

                                    5.    To pay any principal to the Offered  Certificates in accordance with the principal payment provisions  described in clause (4) under the heading "Cashflow  Description"  below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

                                    6.    To pay any unpaid Net WAC Rate Carryover  Amounts first,  to the Senior  Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Subordinate
                                          Certificates on a sequential basis.

                                    7.    To pay any Swap  Termination  Payment (caused by a Certificate Swap Provider Trigger Event under the Certificate Swap Agreements) owed to the Certificate Swap Providers.

                                    8.    To pay any remaining amount to the Class CE Certificates.

                                    * Notwithstanding the foregoing,  the cumulative amount paid pursuant to clauses 3,4 and 5 shall at no time be  permitted  to exceed the  cumulative  amount of realized  losses  incurred on the
                                    Mortgage Loans from and after the Cut-Off Date.

                                    Upon early  termination  of any swap  agreement  for various  events of default and  termination events  specified in the Certificate Swap  Agreements,  the  Supplemental  Interest Trust or the
                                    Certificate  Swap Providers may be liable to make a termination  payment (the "Swap  Termination
                                    Payment")  to the other party  (regardless  of which  party  caused the  termination).  The Swap
                                    Termination  Payment  will be  computed  in  accordance  with the  procedures  set  forth in the
                                    Certificate  Swap Agreement.  In the event that the Securities  Administrator,  on behalf of the
                                    Supplemental  Interest Trust, is required to make a Swap Termination Payment,  that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Class 2-A-1-2                       On the Closing  Date,  the Class 2-A-1-2  Certificates  will also have the benefit of a separate
Swap                                swap agreement (the "Class 2-A-1-2 Swap Agreement").  The Class 2-A-1-2 Swap Agreement will have
Agreement:                          an initial notional amount of  $[100,000,000].  On any Distribution Date while the Class 2-A-1-2
                                    Certificates remain outstanding,  the Securities  Administrator  acting on behalf of the Grantor
                                    Trust will be obligated to pay to the Class 2-A-1-2 Swap Provider an amount equal to the product of (a) the  lesser  of (1)  One-Month  LIBOR  (determined  pursuant  to the Class  2-A-1-2  Swap
                                    Agreement)  plus [ ]%,  for each  Distribution  Date  which  occurs on or prior to the  optional termination  date or One-Month LIBOR  (determined  pursuant to the Class 2-A-1-2 Swap Agreement)
                                    plus [ ]%, for each Distribution Date which occurs after the optional  termination date, and (2)
                                    the Net WAC Pass-Through  Rate (b) a notional amount equal to the Certificate  Principal Balance of the Class 2-A-1-2  Certificates  immediately  prior to the related  Distribution Date (c) the actual number of days in the related  Accrual  Period divided by 360, and the Class 2-A-1-2 Swap
                                    Provider  will be obligated to pay to the Grantor  Trust,  for the benefit of the holders of the
                                    Class 2-A-1-2 Certificates, an amount equal to the product of
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Class 2-A-1-2 Swap                  (x) One-Month  LIBOR  (determined  pursuant to the Class 2-A-1-2 Swap  Agreement) plus [ ]%, for
Agreement: (Cont)                   each Distribution  Date which occurs on or prior to the optional  termination date, or One-Month
                                    LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [ ]%, for each Distribution
                                    Date which  occurs after the optional  termination  date and (y) a notional  amount equal to the
                                    Certificate Principal Balance of the Class 2-A-1-2 Certificates immediately prior to the related
                                    Distribution  Date and (z) the actual number of days in the related  Accrual  Period  divided by
                                    360.  Only the net  amount of the two  obligations  will be paid by the  appropriate  party (the
                                    "Class  2-A-1-2 Net Swap  Payment").  If, on any  Distribution  Date,  a Class  2-A-1-2 Net Swap
                                    Payment is payable  from the Class  2-A-1-2 Swap  Provider to the  Securities  Administrator  on
                                    behalf of the Grantor Trust with respect to the Class 2-A-1-2 Swap  Agreement,  such amount will first be reduced  (but not below zero) by any payments of unpaid  interest of Net WAC  Carryover
                                    Amounts to the Class 2-A-1-2 Certificates.  Any Class 2-A-1-2 Net Swap Payment received from the
                                    Class 2-A-1-2 Swap Provider will be deposited in an account (the "Class  2-A-1-2 Swap  Account")
                                    in the Grantor Trust and will be used to pay any interest  shortfall  amounts,  unpaid  interest shortfall amounts, and Net WAC Rate Carryover Amounts on the Class 2-A-1-2 Certificates.

Class 2-A-1-6 Swap                  On the Closing  Date,  the Class 2-A-1-6  Certificates  will also have the benefit of a separate
Agreement:                          swap agreement (the "Class 2-A-1-6 Swap Agreement").  The Class 2-A-1-6 Swap Agreement will have an initial notional amount of  $[183,508,000].  On any Distribution Date while the Class 2-A-1-6
                                    Certificates remain outstanding,  the Securities  Administrator  acting on behalf of the Grantor
                                    Trust will be obligated to pay to the Class 2-A-1-6 Swap Provider an amount equal to the product of (a) the  lesser  of (1)  One-Month  LIBOR  (determined  pursuant  to the Class  2-A-1-6  Swap
                                    Agreement)  plus [ ]%,  for each  Distribution  Date  which  occurs on or prior to the  optional termination  date or One-Month LIBOR  (determined  pursuant to the Class 2-A-1-6 Swap Agreement)
                                    plus [ ]%, for each Distribution Date which occurs after the optional  termination date, and (2)
                                    the Net WAC Pass-Through  Rate (b) a notional amount equal to the Certificate  Principal Balance of the Class 2-A-1-6 Certificates immediately prior to the related Distribution Date and (c) the actual number of days in the related  Accrual  Period divided by 360, and the Class 2-A-1-6 Swap
                                    Provider  will be obligated to pay to the Grantor  Trust,  for the benefit of the holders of the
                                    Class 2-A-1-6  Certificates,  an amount equal to the product of (x) One-Month LIBOR  (determined pursuant to the Class 2-A-1-6 Swap Agreement) plus [ ]%, for each Distribution Date which occurs on or prior to the optional  termination  date, or One-Month LIBOR  (determined  pursuant to the
                                    Class  2-A-1-6  Swap  Agreement)  plus [ ]%, for each  Distribution  Date which occurs after the optional  termination date and (y) a notional amount equal to the Certificate  Principal Balance of the Class 2-A-1-6 Certificates immediately prior to the related Distribution Date and (z) the actual number of days in the related  Accrual  Period divided by 360. Only the net amount of the two obligations will be paid by the appropriate party (the "Class 2-A-1-6 Net Swap Payment").

                                    If, on any Distribution Date, a Class 2-A-1-6 Net Swap Payment is payable from the Class 2-A-1-6
                                    Swap Provider to the Securities Administrator on behalf of the Grantor Trust with respect to the
                                    Class  2-A-1-6  Swap  Agreement,  such amount will first be reduced  (but not below zero) by any payments of unpaid interest of Net WAC Carryover Amounts to the Class 2-A-1-6 Certificates.

                                    Any Class  2-A-1-6 Net Swap  Payment  received  from the Class  2-A-1-6  Swap  Provider  will be deposited in an account (the "Class 2-A-1-6 Swap Account") in the Grantor Trust and will be used to pay any interest  shortfall  amounts,  unpaid interest  shortfall  amounts,  and Net WAC Rate
                                    Carryover Amounts on the Class 2-A-1-6 Certificates.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

The Interest Rate                   On and after the  Distribution  Date in [June 2007] to and  including the  Distribution  Date in
Floor Agreement:                    [July 2008], the Offered Certificates will have the benefit of the interest rate floor contract.
                                    Such interest rate floor contract is intended to partially  mitigate the interest rate risk that could result from the  difference on a  Distribution  Date between (i) One-Month  LIBOR plus the margin  applicable for each such  Certificate  for such  Distribution  Date and (ii) the Net WAC
                                    Pass-Through  Rate. With respect to each applicable  Distribution Date the amount payable by the
                                    Floor  Provider  will  equal the  product of (i) the  excess  (if any) of (x)  [5.00]%  for such
                                    Distribution Date over (y) One-Month LIBOR (as determined pursuant to the Floor Agreement), (ii)
                                    the lesser of (a) $[1,244,870,145.28] and (b) the aggregate Certificate Principal Balance of the
                                    Senior  Certificates,  Subordinate  Certificates  and the  Class CE  Certificates,  and  (iii) a
                                    fraction,  the numerator of which is the actual number of days in the related  interest  accrual period and the denominator of which is 360.

                                    Any  amounts  received  from the Floor  Provider  will be  deposited  in an account  (the "Floor
                                    Account").  The Floor  Agreement,  the Floor Account and any payments made by the Floor Provider thereunder will be assets of the Trust but will not be assets of the REMIC.

                                    On  each  Distribution  Date,  the  Securities  Administrator  will  distribute  to the  Offered
                                    Certificates  and Class CE  Certificates  all amounts  received under the Floor Agreement and on deposit in the Floor Account as follows:

                                          1.    To pay any unpaid interest on the Senior  Certificates  including any accrued unpaid interest from a prior  Distribution  Date, on a pro rata basis,  and then to pay any unpaid interest  including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

                                          2.    To pay the allocated Realized Losses to the Senior  Certificates,  concurrently,  as follows*:

                                              (a)     to the Class 1-A-1  Certificates  in an amount up to the unpaid  Realized Loss
                                                      Amount for the Class 1-A-1 Certificates, until reduced to zero; and

                                              (b)     concurrently,  to the Class  2-A-1-1,  Class  2-A-1-2,  Class  2-A-1-3,  Class
                                                      2-A-1-4, Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, on a pro
                                                      rata basis,  based on the  entitlement of each such class,  in an amount up to the unpaid Realized Loss Amounts for the Class 2-A-1-1,  Class 2-A-1-2,  Class
                                                      2-A-1-3,  Class  2-A-1-4,  Class  2-A-1-5,  Class  2-A-1-6  and Class  2-A-1-7
                                                      Certificates, until reduced to zero.

                                          3.    To  pay  the  allocated  Realized  Losses  to  the  Subordinate  Certificates,  on a
                                                sequential basis.*

                                          4.    To pay any principal to the Offered  Certificates  in accordance  with the principal payment provisions described in clause (4) under the heading "Cashflow  Description"
                                                below   in   an   amount   necessary   to   restore   or   maintain   the   Required
                                                Overcollateralization Amount.*

                                          5.    To pay any unpaid Net WAC Rate Carryover  Amounts first, to the Senior  Certificates on a pro-rata basis,  based on the entitlement of each such class and second, to the
                                                Subordinate Certificates on a sequential basis.

                                    *  Notwithstanding  the foregoing,  the  cumulative  amount paid pursuant to clauses 2, 3 and ,4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the
                                    Mortgage Loans from and after the Cut-Off Date.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Principal Distribution              The Principal  Distribution  Amount for any Distribution Date will generally be equal to the sum
Amount:                             of (i) all monthly  payments of  principal  due on each  Mortgage  Loan (other than a Liquidated
                                    Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each
                                    Mortgage  Loan that was  repurchased  by the  Sponsor,  the master  servicer  or another  person pursuant  to the  pooling  and  servicing  agreement  as of such  Distribution  Date,  (iii) any insurance proceeds or liquidation  proceeds allocable to recoveries of principal of the Mortgage
                                    Loans that are not yet Liquidated  Mortgage Loans received  during the calendar month  preceding the month of the  Distribution  Date,  (iv) with  respect to each  Mortgage  Loan that  became a
                                    Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the  liquidation  proceeds  allocable to principal  received  with respect to that
                                    Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received  during the related  prepayment  period,  (vi) any  subsequent  recoveries  relating to
                                    Mortgage Loans received during the calendar month preceding the month of the Distribution  (vii)
                                    with respect to the Distribution  Date  immediately  following the termination of the Prefunding
                                    Period, any remaining Prefunded Amount, and (viii) the principal portion of any amounts received in connection with the optional termination of the trust.

Group I Principal                   The Group I Principal Distribution Amount with respect to each Distribution Date is equal to the
Distribution Amount:                product of (i) the Principal  Distribution Amount and (ii) a fraction, the numerator of which is the principal  remittance  amount for Group I for that  Distribution Date and the denominator of which is the aggregate  principal  remittance  amount for both loan groups for that Distribution
                                    Date.

Group II Principal                  The Group II Principal  Distribution  Amount with respect to each  Distribution Date is equal to
Distribution Amount:                the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the principal  remittance  amount for Group II for that Distribution Date and the denominator of which is the aggregate principal remittance amount for both loan groups for that Distribution
                                    Date.

Senior Principal                    For any  Distribution  Date will equal the excess of: (1) the  aggregate  Certificate  Principal
Distribution Amount:                Balance of the Senior  Certificates  immediately prior to such  Distribution  Date, over (2) the lesser of (A) the product of (i) [83.60]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal  Balance of the Mortgage Loans and any amount on deposit in the  Prefunding  Account  as of the due date in the month of that  Distribution  Date  (after giving effect to unscheduled  principal  collections  received in the related prepayment period)
                                    and (B) the aggregate Stated  Principal  Balance of the Mortgage Loans as of the due date in the month of that  Distribution  Date (after  giving  effect to  unscheduled  principal  collections received in the related prepayment period) minus the OC Floor. The Senior Principal Distribution
                                    Amount  will be  distributed  to the  holders  of the Class 1-A  Certificates  and the Class 2-A
                                    Certificates to the extent of their respective group-based principal distribution amount.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Subordinate Principal               For any class of Subordinate  Certificates and any Distribution  Date, will equal the excess of:
Distribution Amount                 (1) the sum of: (a) the  aggregate  Certificate  Principal  Balance  of the Senior  Certificates
                                    (after taking into account the distribution of the Senior Principal Distribution Amount for such
                                    Distribution  Date),  (b) the  aggregate  Certificate  Principal  Balance  of any  class(es)  of
                                    Subordinate  Certificates  that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior  class(es) of Subordinate  Certificates  for such  Distribution  Date),  and (c) the
                                    Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject  Distribution  Date,  over (2) the  lesser  of (a) the  product  of (x) 100%  minus  the applicable  Stepdown  Target  Subordination  Percentage  for the  subject  class of  Subordinate
                                    Certificates for that  Distribution  Date and (y) the aggregate Stated Principal  Balance of the
                                    Mortgage  Loans and any amount on deposit in the  Prefunding  Accounts as of the due date in the month of that  Distribution  Date (after  giving  effect to  unscheduled  principal  collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the
                                    Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor;
                                    provided,  however,  that if such  class  of  Subordinate  Certificates  is the  only  class  of
                                    Subordinate  Certificates  outstanding on such Distribution Date, that class will be entitled to receive the entire  remaining  Principal  Distribution  Amount until its  Certificate  Principal
                                    Balance is reduced to zero.

Required                            Overcollateralization  refers to the  amount by which the  aggregate  principal  balance  of the
Overcollateralization               Mortgage  Loans and any amount on deposit in the  Prefunding  Account  exceeds  the  Certificate
Amount:                             Principal Balance of the Offered Certificates.  This excess (the "Overcollateralization Amount")
                                    is intended  to protect the  certificateholders  against  shortfalls  in payments on the Offered
                                    Certificates.  The Required  Overcollateralization  Amount for the  Certificates,  which will be fully  established at issuance,  is anticipated  to be  approximately  [1.00]% of the sum of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date plus the amounts
                                    on  deposit  in  the  Prefunding   Accounts  on  the  Closing  Date.  If,  due  to  losses,  the
                                    Overcollateralization Amount is reduced below the Required  Overcollateralization Amount, excess monthly cashflow, if any is available, will be paid to the Offered Certificates then entitled to receive  distributions  in respect of  principal  in order to reduce the  Certificate  Principal
                                    Balance  of  such  Offered   Certificates  to  the  extent   necessary  to  reach  the  Required
                                    Overcollateralization Amount.
------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Overcollateralization               Overcollateralization  Increase  Amount for any  Distribution  Date is the lesser of (i) the Net
Increase Amount:                    Monthly Excess  Cashflow and (ii) the excess of the Required  Overcollateralization  Amount over the current Overcollateralization Amount.

Stepdown Date:                      The earlier of (i) the first  Distribution Date on which the Certificate  Principal  Balances of the  Senior  Certificates  have  been  reduced  to zero and  (ii) the  later to occur of (x) the
                                    Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the Credit
                                    Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate Certificates) is equal to or greater than [16.40]%.

OC Floor:                           An amount equal to [0.50]% of the aggregate Stated Principal Balance of the Mortgage Loans as of
                                    the Cut-off Date plus amounts on deposit in the Prefunding Accounts.

Credit Enhancement                  The  Credit  Enhancement  Percentage  for  any  class  of  Senior  Certificates  or  Subordinate
Percentage:                         Certificates and any Distribution Date is the percentage  obtained by dividing (x) the aggregate
                                    Certificate   Principal   Balance  of  the  class  or  classes   subordinate   thereto  and  the
                                    Overcollateralization  Amount by (y) the  aggregate  principal  balance of the  Mortgage  Loans, calculated  after giving  effect to scheduled  payments of principal  due during the related due period, to the extent received or advanced,  plus amounts on deposit in the Prefunding  Accounts and  unscheduled  collections of principal  received  during the related  prepayment  period and distribution of the Principal  Distribution Amount to the holders of the Senior Certificates and
                                    Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

                            Two of Three Rating                              CE % On/After Stepdown Date (the "Stepdown Target
             Class                Agencies               Initial CE %                    Subordination Percentage")
             -----                --------               ------------                    --------------------------
            Senior                [AAA/Aaa]                 [8.20]%                          2.00 x Initial CE %
              M-1                 [AA+/Aa1]                 [6.60]%                          2.00 x Initial CE %
              M-2                 [AA/Aa2]                  [5.20]%                          2.00 x Initial CE %
              M-3                 [AA-/Aa3]                 [4.35]%                          2.00 x Initial CE %
              M-4                  [A+/A1]                  [3.60]%                          2.00 x Initial CE %
              M-5                  [A/A2]                   [3.00]%                          2.00 x Initial CE %
              M-6                  [A-/A3]                  [2.50]%                          2.00 x Initial CE %
              M-7                [BBB+/Baa1]                [2.00]%                          2.00 x Initial CE %
              M-8                [BBB/Baa2]                 [1.50]%                          2.00 x Initial CE %
              M-9                [BBB-/Baa3]                [1.00]%                          2.00 x Initial CE %

Trigger Event:                      If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger                 With respect to a  Distribution  Date on or after the Stepdown  Date,  if the Rolling  Sixty Day
Event:                              Delinquency  Rate for the  outstanding  Mortgage Loans equals or exceeds the product of [43.00]%
                                    and the Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger             With respect to any Distribution  Date on or after the Stepdown Date, if the aggregate amount of
Event:                              Realized  Losses on the Mortgage Loans from (and  including) the Cut-off Date to (and including)
                                    the related due date (reduced by the aggregate amount of subsequent recoveries received from the
                                    Cut-off Date through the  prepayment  period  related to that due date) divided by the aggregate
                                    Scheduled Principal Balance as of the Cut-off Date exceeds the applicable  percentage,  for such
                                    Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

                                    Distribution Date Occurring in                                  Percentage
                                    ------------------------------                                  ----------
                                         June 2009 to May 2010            [0.25]%, plus 1/12th of [0.40]% for each month thereafter
                                         June 2010 to May 2011            [0.65]%, plus 1/12th of [0.50]% for each month thereafter
                                         June 2011 to May 2012            [1.15]%, plus 1/12th of [0.50]% for each month thereafter
                                         June 2012 to May 2013            [1.65]%, plus 1/12th of [0.30]% for each month thereafter
                                        June 2013 and thereafter          [1.95]%
------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow                            The payments to the  Certificates  to be made on each  Distribution  Date,  to the extent of the
Description:                        available funds from the Mortgage Loans will be made according to the following priority:

                                    Available Funds:

                                    1.    Payments  to the  Supplemental  Interest  Trust to pay any Net Swap  Payments  or the Swap
                                          Termination  Payments not caused by a Certificate  Swap Provider Trigger Event owed to the
                                          Certificate Swap Provider under the Certificate Swap Agreements.

                                    2.    Payments of  interest,  including  accrued  and unpaid  interest  and any unpaid  interest shortfalls from prior Distribution Dates to the Class A Certificates,  concurrently,  on a pro rata basis based on their respective  entitlements.  Accrued interest on each class of
                                          Class A  Certificates  shall be calculated  at a per annum rate equal to the  Pass-Through
                                          Rate for such class multiplied by the Certificate  Principal Balance of such class on such
                                          Distribution Date.

                                    3.    Payments of  interest,  including  accrued  and unpaid  interest  and any unpaid  interest shortfalls from prior  Distribution  Dates  sequentially to the Class M-1, Class M-2 Class
                                          M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,  in
                                          that order. Accrued interest on each class of Subordinate Certificates shall be calculated at a per annum  rate  equal to the  Pass-Through  Rate for such  class  multiplied  by the
                                          Certificate Principal Balance of such class on such Distribution Date.

                                    4.    (A) For each  Distribution  Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount in the following order:

                                          i.    First, concurrently, to the Senior Certificates as follows:

                                                b.    In an  amount  up to the Group I  Principal  Distribution  Amount to the Class
                                                      1-A-1 until its Certificate Principal Balance is reduced to zero;

                                                c.    In an amount up to the Group II Principal Distribution Amount concurrently (1)
                                                      to the Class 2-A-1-6  Certificates and the Class 2-A-1-7  Certificates and (2)
                                                      to the Class 2-A-1-1,  Class 2-A-1-2,  Class 2-A-1-3,  Class 2-A-1-4 and Class
                                                      2-A-1-5 Certificates,  on a pro rata basis, based on the aggregate Certificate
                                                      Principal  Balance of the classes of Class 2-A Certificates  listed in clauses
                                                      (1) and (2) above; provided that:

                                                      (1)   the pro rata  allocation  to the Class  2-A-1-6  Certificates  and Class
                                                            2-A-1-7 Certificates shall be paid to the Class 2-A-1-6 Certificates and
                                                            Class 2-A-1-7 Certificates,  concurrently, on a pro rata basis, based on the  Certificate  Principal  Balance  of  each  such  class,  until  the
                                                            Certificate Principal Balance of each such class is reduced to zero;

                                                      (2)   the pro rata  allocation  to the Class  2-A-1-1,  Class  2-A-1-2,  Class
                                                            2-A-1-3,  Class  2-A-1-4  and Class  2-A-1-5  Certificates  will be paid concurrently  to such classes of Class 2-A  Certificates,  on a pro rata basis, based on the Certificate Principal Balance of each such class, as follows:

                                                            (a)   To the Class 2-A-1-5 Certificates until its Certificate  Principal
                                                                  Balance is reduced to zero; and

                                                            (b)   To the Class 2-A-1-1 until its  Certificate  Principal  Balance is reduced to zero;

                                                            (c)   To the Class 2-A-1-2 until its  Certificate  Principal  Balance is reduced to zero; and

                                                            (d)   The pro rata  allocation  payable to the Class  2-A-1-3  and Class
                                                                  2-A-1-4  Certificates  will be paid  first  to the  Class  2-A-1-3
                                                                  Certificates until its Certificate Principal Balance is reduced to zero  and  then  to  the  Class  2-A-1-4  Certificates  until  its
                                                                  Certificate Principal Balance is reduced to zero

------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow                            ii.   Second,  sequentially  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
description                               M-6,  Class  M-7,  Class  M-8 and Class  M-9  Certificates,  in that  order,  until  their
(cont):                                   respective Certificate Principal Balances are reduced to zero.

                                    (B) For each  Distribution  Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in an amount up to the Principal Distribution Amount in the following order:

                                    i.    First, concurrently, to the Senior Certificates as follows:

                                          a.    To  the  Class  1-A-1  Certificates,  in  an  amount  up  to  the  Senior  Principal
                                                Distribution  Amount payable to the Class 1-A  Certificates,  until its  Certificate
                                                Principal Balance is reduced to zero;

                                          b.    In an amount up to the Senior Principal  Distribution Amount concurrently (1) to the
                                                Class 2-A-1-6  Certificates and the Class 2-A-1-7  Certificates and (2) to the Class
                                                2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4 and Class 2-A-1-5 Certificates,
                                                on a pro rata basis,  based on the aggregate  Certificate  Principal  Balance of the classes  of Class 2-A  Certificates  listed in clauses  (1) and (2) above;  provided that:

                                                (1)   the pro rata  allocation to the Class 2-A-1-6  Certificates  and Class 2-A-1-7
                                                      Certificates shall be paid to the Class 2-A-1-6 Certificates and Class 2-A-1-7
                                                      Certificates,  concurrently,  on a pro rata  basis,  based on the  Certificate
                                                      Principal Balance of each such class, until the Certificate  Principal Balance of each such class is reduced to zero;

                                                (2)   the pro rata  allocation to the Class 2-A-1-1,  Class 2-A-1-2,  Class 2-A-1-3,
                                                      Class 2-A-1-4 and Class 2-A-1-5 Certificates will be paid concurrently to such classes  of  Class  2-A  Certificates,  on a pro  rata  basis,  based  on  the
                                                      Certificate Principal Balance of each such class, as follows:

                                                      (a)   To the  Class  2-A-1-5  Certificates  until  its  Certificate  Principal
                                                            Balance is reduced to zero; and

                                                      (b)   To the Class 2-A-1-1 until its Certificate  Principal Balance is reduced to zero; and

                                                      (c)   To the Class 2-A-1-2 until its Certificate  Principal Balance is reduced to zero; and

                                                      (d)   The  pro  rata  allocation  to  the  Class  2-A-1-3  and  Class  2-A-1-4
                                                            Certificates will be paid first to the Class 2-A-1-3  Certificates until its  Certificate  Principal  Balance  is reduced to zero and then to the
                                                            Class 2-A-1-4  Certificates  until its Certificate  Principal Balance is reduced to zero

                                    ii.   Second,  sequentially  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                                          M-6, Class M-7, Class M-8 and Class M-9  Certificates,  in that order,  in an amount up to their  respective  Subordinate  Principal  Distribution  Amounts,  until their  respective
                                          Certificate Principal Balances are reduced to zero.

------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow description
(cont):                             Any Remaining Available Funds:

                                          1.    To pay the allocated Realized Losses, concurrently, as follows:

                                                (a)   concurrently,  to the Class 1-A-1  Certificates,  in amount up to the Realized
                                                      Loss Amount  remaining  unpaid  after  taking into  account  distributions  of amounts  available for this purpose  under the  Certificate  Swap  Agreements, until reduced to zero; and

                                                (b)   concurrently,  to the Class  2-A-1-1,  Class  2-A-1-2,  Class  2-A-1-3,  Class
                                                      2-A-1-4,  Class  2-A-1-5,  Class  2-A-1-6 and Class 2-A-1-7  Certificates,  in
                                                      amount up to the  Realized  Loss Amount for each such class  remaining  unpaid after taking into account  distributions of amounts available for this purpose under the  Certificate  Swap Agreements (and with respect to the Class 2-A-1-2 and Class 2-A-1-6  Certificates,  after taking into account  distributions  of amounts  available for this purpose under the Class 2-A-1-2 Swap Agreement and
                                                      Class 2-A-1-6 Swap Agreement, respectively), on a pro rata basis, based on the entitlement of each such class, until reduced to zero.

                                          2.    Sequentially,  to the  Subordinate  Certificates,  in an amount up to the  allocated
                                                Realized Losses remaining unpaid after taking into account  distributions of amounts available for this purpose under the Certificate Swap Agreements.

                                          3.    To the Certificates  then entitled to receive  distributions in respect of principal in order to reduce the aggregate  Certificate Principal Balance of such Certificates
                                                to  the  extent   necessary   to   achieve,   restore  or  maintain   the   Required
                                                Overcollateralization  Amount,  in the order of  priority  described  in clause  (4)
                                                above.

                                          4.    To pay the Net WAC Rate  Carryover  Amount first,  to the Senior  Certificates  on a pro-rata  basis,  based on the  entitlement  of each such class and  second,  to the
                                                Subordinate  Certificates,  on a  sequential  basis,  in each case after taking into account  distributions  of amounts  available for this purpose under the Certificate
                                                Swap Agreements .

                                          5.    To pay any Swap Termination  Payment due to the Certificate Swap Providers under the
                                                Certificate  Swap  Agreements  as a result of a Certificate  Swap  Provider  Trigger
                                                Event.

                                          6.    To pay any  remaining  amount to the Class CE, Class P and Class R  Certificates  in
                                                accordance with the pooling and servicing agreement.

Net WAC Rate                        With  respect to any  Distribution  Date on which the  Pass-Through  Rate for a class of Offered
Carryover Amount:                   Certificates is limited to the Net WAC Pass-Through  Rate, the Net WAC Rate Carryover Amount for
                                    such class is an amount  equal to the sum of (i) the excess of (x) the amount of  interest  such class would have been entitled to receive on such  Distribution Date if the Net WAC Pass-Through
                                    Rate had not been  applicable  to such  class on such  Distribution  Date over (y) the amount of interest  accrued  on such  Distribution  Date at the Net WAC  Pass-Through  Rate  plus (ii) the related  Net WAC Rate  Carryover  Amount  for any  previous  Distribution  Date  not  previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of  certificates  for the most recently  ended  Interest  Accrual  Period  determined without taking into account the Net WAC Pass-Through Rate.

------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Allocation of Losses:               Realized  Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate
                                    Certificates  outstanding  beginning  with the Class  M-9  Certificates,  until the  Certificate
                                    Principal Balance of each class of the Subordinate Certificates has been reduced to zero.

                                    Thereafter,  (i) Realized Losses on the Mortgage Loans in group I will be allocated to the Class
                                    1-A-1  Certificates  until its Certificate  Principal  Balance has been reduced to zero and (ii)
                                    Realized Losses on the Mortgage Loans in group II will be allocated to the Class 2-A-1-1,  Class
                                    2-A-1-2,  Class  2-A-1-3,  Class  2-A-1-4,  Class  2-A-1-5,  Class  2-A-1-6  and  Class  2-A-1-7
                                    Certificates,  on a pro rata basis;  provided however,  that any realized losses on the Mortgage
                                    Loans in group II  allocable to the Class  2-A-1-1,  Class  2-A-1-2,  Class  2-A-1-3,  and Class
                                    2-A-1-4  Certificates  will be  allocated  first to the Class  2-A-1-5  Certificates,  until its
                                    Certificate  Principal  Balance has been  reduced to zero and then to the Class  2-A-1-1,  Class
                                    2-A-1-2,  Class  2-A-1-3,  and Class  2-A-1-4  Certificates,  on a pro rata  basis  until  their respective Certificate Principal Balances have been reduced to zero and that any realized losses on the Mortgage Loans in group II allocable to the Class 2-A-1-6  Certificates will be allocated first to the Class  2-A-1-7  Certificates,  until its  Certificate  Principal  Balance  has been reduced  to zero and then to the Class  2-A-1-6  Certificates  until its  Certificate  Principal
                                    Balance has been reduced to zero.

------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                         Preliminary Certificate Swap Agreement I Schedule*
           -------------------------------------------------------------------------------------------------------------
                  Distribution Date        Notional Schedule         Distribution Date        Notional Schedule ($)
           -------------------------------------------------------------------------------------------------------------
                      7/25/2007             1,260,897,099.76             11/25/2010              574,513,524.86
                      8/25/2007             1,256,208,872.59             12/25/2010              561,982,075.11
                      9/25/2007             1,249,279,513.48             1/25/2011               549,725,641.11
                      10/25/2007            1,240,096,722.89             2/25/2011               537,738,135.91
                      11/25/2007            1,228,659,557.14             3/25/2011               526,013,608.52
                      12/25/2007            1,214,978,505.45             4/25/2011               514,546,358.57
                      1/25/2008             1,199,076,163.90             5/25/2011               503,330,574.93
                      2/25/2008             1,180,987,277.55             6/25/2011               492,360,749.98
                      3/25/2008             1,160,758,965.67             7/25/2011               481,631,505.54
                      4/25/2008             1,138,450,734.62             8/25/2011               471,137,406.60
                      5/25/2008             1,115,055,421.02             9/25/2011               460,873,256.47
                      6/25/2008             1,090,621,959.34             10/25/2011              450,833,974.41
                      7/25/2008             1,066,727,909.14             11/25/2011              441,014,592.95
                      8/25/2008             1,043,361,234.42             12/25/2011              431,410,255.42
                      9/25/2008             1,020,510,191.36             1/25/2012               422,016,213.39
                      10/25/2008             998,163,300.05              2/25/2012               412,827,824.26
                      11/25/2008             976,309,401.17              3/25/2012               403,840,507.08
                      12/25/2008             954,937,459.39              4/25/2012               395,050,125.48
                      1/25/2009              934,036,767.12              5/25/2012               386,454,218.51
                      2/25/2009              913,596,825.20              6/25/2012               378,039,208.62
                      3/25/2009              893,607,386.36              7/25/2012                    0.00
                      4/25/2009              874,058,433.37
                      5/25/2009              854,940,220.67
                      6/25/2009              836,243,126.57
                      7/25/2009              817,957,804.99
                      8/25/2009              800,075,095.48
                      9/25/2009              782,586,055.12
                      10/25/2009             765,481,941.48
                      11/25/2009             748,754,243.27
                      12/25/2009             732,394,568.81
                      1/25/2010              716,394,759.31
                      2/25/2010              700,746,820.69
                      3/25/2010              685,442,947.01
                      4/25/2010              670,475,012.12
                      5/25/2010              655,836,097.51
                      6/25/2010              641,518,974.03
                      7/25/2010              627,516,157.89
                      8/25/2010              613,820,944.46
                      9/25/2010              600,426,518.32
                      10/25/2010             587,326,216.46

           -------------------------------------------------------------------------------------------------------------

*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                        Preliminary Certificate Swap Agreement II Schedule*
   ------------------------------------------------------------------------------------------------------------------------------
   Distribution Date   Notional Schedule ($)   Distribution Date  Notional Schedule ($)  Distribution Date  Notional Schedule ($)
   ------------------------------------------------------------------------------------------------------------------------------
        7/25/2007               0.00             6/25/2011              0.00               5/25/2015          56,371,290.34
        8/25/2007               0.00             7/25/2011              0.00               6/25/2015          55,550,783.11
        9/25/2007               0.00             8/25/2011              0.00               7/25/2015          54,741,795.67
        10/25/2007              0.00             9/25/2011              0.00               8/25/2015          53,944,169.31
        11/25/2007              0.00             10/25/2011             0.00               9/25/2015          53,157,747.49
        12/25/2007              0.00             11/25/2011             0.00              10/25/2015          52,382,375.81
        1/25/2008               0.00             12/25/2011             0.00              11/25/2015          51,617,901.95
        2/25/2008               0.00             1/25/2012              0.00              12/25/2015          50,864,175.70
        3/25/2008               0.00             2/25/2012              0.00               1/25/2016          50,121,048.87
        4/25/2008               0.00             3/25/2012              0.00               2/25/2016          49,388,375.31
        5/25/2008               0.00             4/25/2012              0.00               3/25/2016          48,666,010.86
        6/25/2008               0.00             5/25/2012              0.00               4/25/2016          47,953,813.32
        7/25/2008               0.00             6/25/2012              0.00               5/25/2016          47,251,642.43
        8/25/2008               0.00             7/25/2012          92,415,033.14          6/25/2016          46,559,359.87
        9/25/2008               0.00             8/25/2012          91,090,815.46          7/25/2016          45,876,829.16
        10/25/2008              0.00             9/25/2012          89,785,039.81          8/25/2016          45,203,915.73
        11/25/2008              0.00             10/25/2012         88,497,453.22          9/25/2016          44,540,486.81
        12/25/2008              0.00             11/25/2012         87,227,806.17         10/25/2016          43,886,411.47
        1/25/2009               0.00             12/25/2012         85,975,852.53         11/25/2016          43,241,560.55
        2/25/2009               0.00             1/25/2013          84,741,349.52         12/25/2016          42,605,806.65
        3/25/2009               0.00             2/25/2013          83,524,057.66          1/25/2017          41,978,794.64
        4/25/2009               0.00             3/25/2013          82,323,740.74          2/25/2017          41,360,634.83
        5/25/2009               0.00             4/25/2013          81,140,165.76          3/25/2017          40,751,204.89
        6/25/2009               0.00             5/25/2013          79,973,102.88          4/25/2017          40,150,323.75
        7/25/2009               0.00             6/25/2013          78,822,325.39          5/25/2017          39,556,946.29
        8/25/2009               0.00             7/25/2013          77,687,609.67          6/25/2017          38,951,832.62
        9/25/2009               0.00             8/25/2013          76,568,735.15          7/25/2017              0.00
        10/25/2009              0.00             9/25/2013          75,465,484.26
        11/25/2009              0.00             10/25/2013         74,377,642.37
        12/25/2009              0.00             11/25/2013         73,304,997.80
        1/25/2010               0.00             12/25/2013         72,247,341.74
        2/25/2010               0.00             1/25/2014          71,204,468.22
        3/25/2010               0.00             2/25/2014          70,176,174.08
        4/25/2010               0.00             3/25/2014          69,162,258.93
        5/25/2010               0.00             4/25/2014          68,162,525.09
        6/25/2010               0.00             5/25/2014          67,176,777.58
        7/25/2010               0.00             6/25/2014          66,204,824.11
        8/25/2010               0.00             7/25/2014          65,246,474.95
        9/25/2010               0.00             8/25/2014          64,301,542.99
        10/25/2010              0.00             9/25/2014          63,369,843.68
        11/25/2010              0.00             10/25/2014          62,451,194.95
        12/25/2010              0.00             11/25/2014          61,545,417.23
        1/25/2011               0.00             12/25/2014          60,652,333.41
        2/25/2011               0.00              1/25/2015          59,771,768.75
        3/25/2011               0.00              2/25/2015          58,903,550.95
        4/25/2011               0.00              3/25/2015          58,047,510.01
        5/25/2011               0.00              4/25/2015          57,203,478.26
   ------------------------------------------------------------------------------------------------------------------------------

*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                        Preliminary Certificate Swap Agreement III Schedule*
   -----------------------------------------------------------------------------------------------------------------------------
   Distribution Date  Notional Schedule ($)   Distribution Date  Notional Schedule ($)  Distribution Date  Notional Schedule ($)
   -----------------------------------------------------------------------------------------------------------------------------
        7/25/2007               0.00             6/25/2011              0.00               5/25/2015          78,480,349.78
        8/25/2007               0.00             7/25/2011              0.00               6/25/2015          77,343,785.72
        9/25/2007               0.00             8/25/2011              0.00               7/25/2015          76,223,152.66
        10/25/2007              0.00             9/25/2011              0.00               8/25/2015          75,118,231.18
        11/25/2007              0.00             10/25/2011             0.00               9/25/2015          74,028,804.88
        12/25/2007              0.00             11/25/2011             0.00              10/25/2015          72,954,660.29
        1/25/2008               0.00             12/25/2011             0.00              11/25/2015          71,895,586.86
        2/25/2008               0.00             1/25/2012              0.00              12/25/2015          70,851,376.90
        3/25/2008               0.00             2/25/2012              0.00               1/25/2016          69,821,825.59
        4/25/2008               0.00             3/25/2012              0.00               2/25/2016          68,806,730.86
        5/25/2008               0.00             4/25/2012              0.00               3/25/2016          67,805,893.41
        6/25/2008               0.00             5/25/2012              0.00               4/25/2016          66,819,116.69
        7/25/2008               0.00             6/25/2012              0.00               5/25/2016          65,846,206.78
        8/25/2008               0.00             7/25/2012         128,388,937.04          6/25/2016          64,886,972.44
        9/25/2008               0.00             8/25/2012         126,555,828.66          7/25/2016          63,941,225.05
        10/25/2008              0.00             9/25/2012         124,748,221.30          8/25/2016          63,008,778.52
        11/25/2008              0.00             10/25/2012        122,965,765.23          9/25/2016          62,089,449.35
        12/25/2008              0.00             11/25/2012        121,208,115.46         10/25/2016          61,183,056.52
        1/25/2009               0.00             12/25/2012        119,474,931.72         11/25/2016          60,289,421.48
        2/25/2009               0.00             1/25/2013         117,765,878.36         12/25/2016          59,408,368.11
        3/25/2009               0.00             2/25/2013         116,080,624.28          1/25/2017          58,539,722.73
        4/25/2009               0.00             3/25/2013         114,418,842.91          2/25/2017          57,683,314.00
        5/25/2009               0.00             4/25/2013         112,780,212.11          3/25/2017          56,838,972.92
        6/25/2009               0.00             5/25/2013         111,164,414.13          4/25/2017          56,006,343.23
        7/25/2009               0.00             6/25/2013         109,571,135.54          5/25/2017          55,184,686.33
        8/25/2009               0.00             7/25/2013         108,000,067.18          6/25/2017          54,338,882.57
        9/25/2009               0.00             8/25/2013         106,450,904.11          7/25/2017              0.00
        10/25/2009              0.00             9/25/2013         104,923,345.51
        11/25/2009              0.00             10/25/2013        103,417,094.69
        12/25/2009              0.00             11/25/2013        101,931,858.97
        1/25/2010               0.00             12/25/2013        100,467,349.68
        2/25/2010               0.00             1/25/2014          99,023,282.06
        3/25/2010               0.00             2/25/2014          97,599,375.25
        4/25/2010               0.00             3/25/2014          96,195,352.20
        5/25/2010               0.00             4/25/2014          94,810,939.62
        6/25/2010               0.00             5/25/2014          93,445,867.97
        7/25/2010               0.00             6/25/2014          92,099,871.38
        8/25/2010               0.00             7/25/2014          90,772,687.58
        9/25/2010               0.00             8/25/2014          89,464,057.88
        10/25/2010              0.00             9/25/2014          88,173,727.13
        11/25/2010              0.00             10/25/2014          86,901,443.64
        12/25/2010              0.00             11/25/2014          85,646,959.16
        1/25/2011               0.00             12/25/2014          84,410,028.82
        2/25/2011               0.00              1/25/2015          83,190,411.08
        3/25/2011               0.00              2/25/2015          81,987,867.70
        4/25/2011               0.00              3/25/2015          80,802,163.69
        5/25/2011               0.00              4/25/2015          79,633,067.26
   -----------------------------------------------------------------------------------------------------------------------------

*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                              FOR ADDITIONAL INFORMATION PLEASE CALL:

                     -----------------------------------------------------------------------------------------
                                                      Deutsche Bank Securities
                     -----------------------------------------------------------------------------------------

                         MBS Trading
                         Adam Yarnold                                   212-250-2669
                         Florian Halili                                 212-250-0877

                         MBS Banking
                         Susan Valenti                                  212-250-3455
                         Kathie Peng                                    212-250-7259

                         MBS Analytics
                         Alex Lee                                       212-250-7826
                         Fan Huang                                      212-250-5470
                         Unjoo Choi                                     212-250-5325
                     -----------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.